UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Nabors Industries Ltd.
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2013 Proxy Discussion May 2013 Presenters: Anthony G. Petrello Chairman, President & CEO Dennis A. Smith Director, Corporate Development & Investor Relations

Board Proposals – ITEM 1: Election of Directors – ITEM 2: Appointment of Auditors (PwC) – ITEM 3: Approval of 2013 Incentive Bonus Plan – ITEM 4: Approval of 2013 Stock Plan – ITEM 5: Advisory Vote on Compensation of Named Executive Officers

ITEM 1: Election of Directors “YES” Vote Recommended > Board has responded to shareholder concerns, including proposals garnering majority of vote at 2012 meeting – Overhauled executive compensation program – Implemented cap on termination payments (2.99x salary plus cash bonus) advocated by shareholders – Eliminated termination payment in event of death or disability – Eliminated uncapped bonuses – Eliminated metric of cash flow in excess of equity hurdle – Agreed to appoint two independent directors to the Board – Removed age limit exemption for directors on Board since 2002

ITEM 3: Approval of 2013 Incentive Bonus Plan “YES” Vote Recommended > Primarily aimed at deductibility of performance- based compensation > 2013 proposal addresses the two components ISS objected to in the 2012 plan – Metric of percentage of cash flow in excess of an equity hurdle eliminated – Maximum individual cap lowered to $10 million (effectively capped at $3.4 million based upon CEO employment agreement) > Continues to meet all other IRS and ISS requirements

ITEM 4: Approval of 2013 Stock Plan “YES” Vote Recommended > Current 2003 Plan expires on eve of annual meeting – 1158 employees covered by plan will be affected by expiration – New CEO employment agreement calls for performance-based grants under a shareholder-approved plan > 2013 proposal addresses the four components ISS and others objected to in the 2012 plan – Number of shares authorized reduced to 7 million to address share value transfer limitations – Flexible share counting provision eliminated – Share adjustment in event of premium priced options or capped options eliminated – Metric of percentage of cash flow in excess of equity hurdle eliminated

ITEM 5: Advisory Vote on Compensation “YES” Vote Recommended > Substantial overhaul of executive compensation program – Responds to shareholder concerns – Benchmarked at 75% of peer group – Overwhelmingly performance-based • Annual cash bonus – Target of 1x base salary based on Company’s financial objectives for 2013 – Capped at 2x base salary • 3-year performance shares – Vest according to relative TSR performance – Capped at 3x base salary • 4-year performance shares – Earned based upon 1-year performance goals – Once earned, subjected to 3-year time-vesting – 2013 goals based on streamlining business and technological objectives – Capped at 4x base salary

Shareholder Proposals – ITEM 6: Require Shareholder Approval of Specific Performance Metrics in Equity Compensation Plans – ITEM 7: Require an Independent Chairman – ITEM 8: Adopt a Requirement that Senior Executives Retain 75% of Shares – ITEM 9: Amend Bye-laws to Seek Shareholder Approval of Future Severance Agreements – ITEM 10: Adopt a Proxy Access Bye-law

ITEM 6: Require Shareholder Approval of Specific Performance Metrics in Equity Compensation Plans “NO” Vote Recommended > Incentive plan being proposed lists appropriate metrics the Compensation Committee may choose in crafting performance- based incentives > Concerns underlying proposal have already been addressed – CEO pay is almost entirely performance-based – Specific performance metrics have been implemented > Proposal would require every grant to receive advance shareholder approval – Administratively burdensome and inconsistent with purpose of omnibus plans – Limits flexibility to adapt to Company’s needs over time – According to its terms, proposal would not apply to CEO’s employment agreement, so effectively moot – Proposal itself is vague and confusing

ITEM 7: Require an Independent Chairman “NO” Vote Recommended > Lead independent director performs independent oversight sought by proposal – Develops and approves meeting agendas – Conducts meetings of independent directors – Facilitate communication between Board and management – Communicates with shareholders > Board acts independently under current structure – Nomination of additional independent directors – Restructuring of CEO compensation – Any board member can raise an agenda item > According to its terms, proposal would not apply to current situation where CEO employment agreement provides he will serve as Chairman

ITEM 8: Adopt a Requirement that Senior Executives Retain 75% of Shares “NO” Vote Recommended > Share retention is not a problem at Nabors – CEO owns 3.5% of outstanding common shares – CEO has sold shares only 4 times in 20 years (including sales of shares acquired through options) – CEO has exercised options infrequently, most recently only on eve of expiration – CEO has foregone opportunities to exercise options, only to have them expire worthless > CEO employment agreement already calls for share ownership of 5x base salary > Other aspects of proposal already implemented > Proposal risks unintended consequences – Encouraging untimely departure of CEO – Discouraging compensation in the form of equity – Impeding recruitment of qualified individuals

ITEM 9: Amend Bye-laws to Seek Shareholder Approval of Future Severance Agreements “NO” Vote Recommended > Proposal has been substantially implemented – New CEO employment agreement caps severance pay at 2.99x base salary and bonus – Eliminated severance payment in event of death or disability > Complications inherent in proposal outweigh any benefit of bye-law memorialization – Impedes committee discretion and creativity – Timing of approvals leads to uncertainly and competitive disadvantages – Implementation unclear and confusing

ITEM 10: Adopt a Proxy Access Bye-law “NO” Vote Recommended > Underlying concerns of proposal already addressed – Executive compensation overhaul – Five of six continuing outside directors have tenure of four years or less – Mechanism announced for replacing the sixth director in 2014 with a new independent director – Director resignation policy – Board declassified – Responsiveness to shareholder concerns > Many of the proponents’ points in support are factually inaccurate or, we believe, misleading

Auxiliary Information – Restructuring of Executive Compensation – Board Responsiveness to Shareholder Concerns

Executive Compensation Terminated CEO Employment Agreements > Savings – Eliminated $50 million severance payment in the event of death or disability – Eliminated $122.5 million* in annual bonuses • Abolished uncapped annual bonuses based on excess cash flow over an equity hurdle *Assumes 2012 results constant over next 7 years *Assumes retirement age of 65 > Cost – One-time payment: $27 million stock/$18 million cash – Avoided triggering termination payment of over $40 million > Also terminated Mr. Isenberg’s agreement – Avoided exposure to $100 million termination payment

Executive Compensation New CEO Employment Agreement > Benchmarks compensation at 75th percentile of 15-company peer group > Subjects all annual compensation (other than salary) to performance objectives – Over 80% of target compensation and more than 90% of maximum compensation is performance-based – Annual cash bonus (capped at 2x base salary) subject to performance objectives – Nearly half of long-term incentives (capped at 3x base salary) tied to 3-year TSR relative to Performance Peer Group • One-time award of $15 million in restricted stock scheduled to vest through 2016 • Bridges 3-year gap for equity that does not begin to vest until 2016 – Remaining long-term incentives (capped at 4x base salary) tied to other financial and operational objectives, then further subjected to time-vesting requirements > Termination payments capped at 2.99x base salary and annual cash bonus > Requires stock ownership of 5x salary

Responsiveness to Shareholders Pay-for-Performance Alignment > New employment agreement is substantially performance-based – Subjects >80% target compensation and >90% maximum compensation to performance objectives – Annual cash bonus conditioned on performance objectives established by Board • 2013 performance based upon financial target(s) – 3-year performance shares based on TSR relative to Performance Peer Group • Restricted shares valued at 3x salary vest only if in top quintile over 3-year measurement period • Target of 1.5x salary vest if perform at median • Threshold before any shares vest is 4th quintile – 4-year performance shares tied to other financial and operational objectives • 2013 targets focus on strategic objectives related to streamlining business and technological advancements • Earned in 1 year, then further subjected to 3-year time-vesting requirements • Restricted shares targeted at 2x base salary and capped at 4x base salary > Proposed 2013 Incentive Bonus Plan solidifies

Responsiveness to Shareholders Severance Payments $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 2008 2009 2010 2011 2012 2013 2014 2015 Since 2008, progressively reduced/eliminated severance payments to chief executive officers by $350 million: (Millions) Max Possible Benefit Assumes current salary Max Cash Severance Benefit As of 12/31

Responsiveness to Shareholders Annual Bonuses Substantially reduced potential annual bonuses to CEOs Annual Bonuses $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 2008 2009 2010 2011 2012 2013 Max Possible Bonus (Millions) *Includes Mr. Isenberg through 2011

Responsiveness to Shareholders Directors – Nomination and Entrenchment > Announced five new independent directors since 2009 > Policy allows nominations by all shareholders, regardless of share ownership level > 2012: Significant governance changes – Amended bye-laws to declassify the Board – Announced director-resignation policy in the event director is not elected by a majority vote – Removed exemption from age limit for directors in office since 2002 > 2013: Announced agreement with largest shareholder – Appointed new independent director and nominated for election in 2013 – Agreed to mechanism for nominating another new independent director in 2014